Exhibit 10.1

CONSENT AND WAIVER

THIS CONSENT AND WAIVER AGREEMENT (this “Agreement”), dated as of August 12, 2008 is entered into by and among Adrenalina, a Nevada corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”). Defined terms not otherwise defined herein shall have the meanings set forth in both of the Purchase Agreements (as defined below).

WHEREAS, pursuant to Securities Purchase Agreements, dated November 29, 2007 and February 28, 2008, (each, a “Purchase Agreement”, and collectively, the “Purchase Agreements”), among the Company and the Holders, the Holders purchased from the Company 5% Senior Secured Convertible Debentures (the “Debentures”) and Warrants (the “Warrants”) to purchase shares of Common Stock.; and

WHEREAS, the parties desire to waive and amend certain provisions under the Transaction Documents (as defined in both of the Purchase Agreements).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1. Subject to the terms and conditions hereunder, each Holder hereby waives the Event of Default under the Debentures due to the Company’s failure to have the Initial Registration Statement(s) (as defined in the Registration Rights Agreements) declared effective within 180 days of the Closing Date and (ii) the Company’s failure to timely pay liquidated damages (and late fees thereon) pursuant to Section 2(b) of the Registration Rights Agreements.

2. Subject to the terms and conditions hereof, in lieu of the cash payment of accrued but unpaid liquidated damages plus any late fees thereon under Section 2(b) of the Registration Rights Agreements, in full satisfaction of such liquidated damages and late fees, each Holder agrees to accept, and the Company agrees to pay, on or prior to the date hereof, the consideration set forth on Schedule A hereto.

3. As a result of the changes made to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) which are effective February 15, 2008, other than as to a number of shares of Common Stock issuable upon conversion of the Debentures, in the aggregate, and pro-rata among all of the Holders, equal to one-third of the number of issued and outstanding shares of Common Stock that are held by non-affiliates of the Company on the day immediately prior to the date the Company files its next amendment to the Registration Statement, the Company's obligations, pursuant to the Registration Rights Agreements (as defined in the Purchase Agreements), to register the shares of Common Stock issuable upon conversion and/or exercise of the Debentures and Warrants, including shares of Common Stock issued in lieu of accrued and unpaid interest thereon (collectively, the “144 Eligible Securities”), are hereby suspended, so long as the Company is in compliance with the current public information requirement under Rule 144 and the Holder may sell the 144 Eligible Securities without any restriction or limitation under Rule 144 as of any date after October 26, 2008. Notwithstanding anything in the Transaction Documents to the contrary, in connection with the foregoing, the Company hereby covenants and agrees that at any time during the period commencing on the date hereof and ending at such time that all of the Underlying Shares can be sold without the requirement that adequate public information with respect to the Company be available as set forth in Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c)(1) (any such failure being referred to as a “Public Information Failure” and the Business Day immediately following the date the applicable report giving rise to the Public Information Failure was due to be filed being referred to as the “Public Information Failure Date”), then, as partial relief for the damages to the Holder by reason of any such delay in or reduction of its ability to sell the Underlying Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate purchase price paid by such holder under each of the Purchase Agreement for any Securities then held by such holder on the Public Information Failure Date and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (y) the date such Public Information Failure is cured and (z) such date that the public information requirement set forth in Rule 144(c)(1) is no longer required pursuant to Rule 144. The foregoing payments to which a holder shall be entitled are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

4. The Company hereby agrees to cause its legal counsel to issue a legal opinion to the undersigned Holders and the Company’s Transfer Agent (a “144 Opinion”) that the 144 Eligible Securities may be sold pursuant to Rule 144 without volume restrictions or manner of sale limitations as of October 26, 2008 and that certificates representing the 144 Eligible Securities issuable upon conversion of the Debentures, in lieu of cash payments of interest under the Debentures or a “cashless exercise” of the Warrants may be issued without a restrictive legend as required pursuant to Section 4.1 of the Purchase Agreement. Further, after October 26, 2008, the Company agrees to cause its legal counsel to keep a current 144 Opinion on file with the Holders and the Company’s Transfer Agent at all times while the Holders own Securities other than during a Public Information Failure.

5. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Consent and Waiver and shall not be in any way changed, modified or superseded by the terms set forth herein. Within four Trading Days of the date hereof, the Company shall issue a Current Report on Form 8-K, attaching this agreement. The waivers and amendments set forth herein shall not be effective unless and until the Company and all Holders shall have agreed to the terms and conditions hereunder and executed and delivered their signature page hereto. In addition, the respective obligations, amendments, agreements and waivers of the Holders hereunder are subject to the following conditions being met: (a) the accuracy in all material respects of the representations and warranties of the Company contained herein and (b) the performance by the Company of all if its obligations, covenants and agreements required to be performed hereunder.

6. This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

7. The Company has elected to provide all Holders with the same terms and form of consent and waiver for the convenience of the Company and not because it was required or requested to do so by the Holders. The obligations of each Holder under this consent and waiver, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this consent and waiver or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this consent and waiver or the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this consent and waiver or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in their review and negotiation of this consent and waiver and the Transaction Documents.

IN WITNESS WHEREOF, this Consent and Waiver is executed as of the date first set forth above.

ADRENALINA

By:	/s/ Jeffrey Geller
Jeffrey Geller
President and COO

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE
OF HOLDER TO AENA CONSENT AND WAIVER

Name of Holder:_Enable Capital Mangement

By:	/s/ Adam Epstein

Principal

SCHEDULE A
PAYMENT OF LIQUIDATED DAMAGES

Name	Accrued but unpaid liquidated damages	Shares to be issued
Enable Growth Partners, LP	$243,000	133,429
Enable Opportunity Partners, LP	$27,000	14,825